UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2023

Magellan Midstream Partners, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16335	73-1599053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma 74172
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (918) 574-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Units	MMP	New York Stock Exchange

7.01.     Regulation FD Disclosure.

On May 18, 2023, we announced that Aaron Milford, chief executive officer, is scheduled to participate in a question and answer session about Magellan at the 20th Annual CEO & Investor Conference hosted by the Energy Infrastructure Council at 8:20 a.m. Eastern on Tuesday, May 23 in West Palm Beach, Florida. A webcast will be available live on the day of the event on Magellan’s website at www.magellanlp.com/investors/webcasts.aspx and a replay available for at least 30 days. In addition, management will be hosting meetings with institutional investors and research analysts during the conference. Magellan’s latest investor slide deck used to facilitate these meetings also will be available at www.magellanlp.com/investors/webcasts.aspx. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

9.01.     Financial Statements and Exhibits.

(d)         Exhibits

Exhibit
Number    Description

99.1        News release issued by Magellan Midstream Partners, L.P. dated May 18, 2023.
104    Cover page interactive data file (embedded within the Inline XBRL document and contained in Exhibit 101).

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC,
its general partner

Date: May 18, 2023	By:	/s/ Richard M. Carson
	Name:	Richard M. Carson
	Title:	Associate General Counsel and Secretary